UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2024

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 20, 2024, Insulet Corporation (the “Company”) announced the appointment, effective April 22, 2024, of Ana Maria Chadwick to serve as Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer. Ms. Chadwick, 52, has served as Executive Vice President and CFO of Pitney Bowes Inc. since January 2021. From 2001 to 2021, she served in a variety of leadership positions at GE Capital. Most recently, from 2019 to 2021, Ms. Chadwick was President and CEO of GE Capital Global Legacy Solutions, where, from 2016 to 2019, she served as CFO and Chief Operating Officer. From 2014 to 2016, she was Controller of GE Capital Americas and, from 2010 to 2014, she was CFO at GE Capital - Energy Financial Services. Ms. Chadwick has held several leadership positions of increasing responsibility within General Electric Company, including as Chief Operating Officer of Consumer Finance and Banking in Latin America and as CFO of GE Consumer Finance Switzerland and Vice President of Financial Planning and Analysis at GE Capital Card Services. Ms. Chadwick received her Bachelor of Arts degree in Economics and Business Administration from American University in Washington, DC. She is a former member of both GE’s Hispanic Forum and Women’s Network. Ms. Chadwick serves on the board of LiveGirl, where she mentors and dedicates time to increasing opportunities for underprivileged girls. She has also served on the board of directors of Dollar General since August 2022.
Under the terms of an offer letter between Ms. Chadwick and the Company (the “Offer Letter”), Ms. Chadwick will be paid an annual base salary of $630,000 and will be eligible to receive an award under the Company’s Annual Short-Term Incentive Program, beginning for fiscal 2024, with a target cash bonus of 70% of annual base salary for the current fiscal year. In addition, she will receive an annual equity award for 2024 with a target value of $2,500,000, effective May 1, 2024, to be issued 50% in the form of restricted stock units (“RSUs”) and 50% in the form of performance share units (“PSUs”). The number of RSUs and PSUs will be calculated by dividing the target dollar value of the RSU and PSU awards ($1,250,00 each) by the closing price of a share of Insulet common stock on the grant date, May 1, 2024. The RSUs will vest in equal installments on each of the first, second and third anniversaries of the grant date. The PSUs will vest following a three-year performance period (fiscal 2024 to fiscal 2026), assuming threshold performance conditions are met. In addition, Ms. Chadwick will receive a sign-on equity award with a value of $1,000,000, to be issued in the form of RSUs with the same three-year vesting period as the annual equity award. Ms. Chadwick will also receive a one-time cash signing bonus of $125,000, which must be repaid if she voluntarily leaves the Company within one year of her hire date. A copy of the Offer Letter will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.
Ms. Chadwick will be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly situated employees including participation in the Company’s 401(k) plan with Company match and the Company’s Employee Stock Purchase Plan, and she will be subject to the Company’s Amended and Restated Executive Severance Plan.
There are no arrangements between Ms. Chadwick and any other persons pursuant to which she was appointed to serve as the Company’s Chief Financial Officer and Treasurer. There are no family relationships between Ms. Chadwick and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Lauren Budden, who has been serving as the Company’s Interim CFO and Treasurer, will step down as Interim CFO and Treasurer and continue in her role as Group Vice President, Chief Accounting Officer and Controller.

Item 7.01	Regulation FD Disclosure.
On March 20, 2024, the Company issued a press release announcing the appointment of the new CFO (as described in Item 5.02 above). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed as part of this report:

No.	Exhibit
99.1	Press release dated March 20, 2024

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
Date: March 20, 2024	By:	/s/ Patricia K. Dolan
	Name:	Patricia K. Dolan
	Title:	Vice President and Secretary